UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 28, 2009
(Date of earliest event reported: May 28, 2009)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On May 28, 2009, and effective December 31, 2009, Revlon Consumer Products Corporation ("RCPC"), the wholly owned operating subsidiary of Revlon, Inc. ("Revlon" and together with RCPC, the "Company"), amended RCPC's U.S. qualified defined benefit pension plan (The Revlon Employees' Retirement Plan), covering a substantial portion of the Company's employees in the U.S., to cease future benefit accruals under such plan after December 31, 2009.  RCPC also amended its non-qualified pension plan (The Revlon Pension Equalization Plan) to similarly cease future benefit accruals under such plan after December 31, 2009.  In connection with such amendments, all benefits accrued under such plans through December 31, 2009 will remain and no additional benefits will accrue after December 31, 2009, other than interest credits on participant account balances under the cash balance program of the Company's U.S. pension plans.  Also, service credits for vesting and early retirement eligibility will continue to accrue in accordance with the terms of the respective plans.

On May 28, 2009, RCPC also amended, effective December 31, 2009, its qualified and non-qualified defined contribution savings plans for its U.S.-based employees which created a new discretionary profit sharing component under such plans that will enable the Company, should it elect to do so, to make discretionary profit sharing contributions.  The Company will determine in the fourth quarter of each year whether and, if so, to what extent profit sharing contributions would be made for the following year.  The Company intends to continue its current match under the Company's qualified 401(k) plan.

In connection with the foregoing amendments to RCPC's U.S. pension plans, the Company expects its pension benefit obligation for its U.S. pension plans to decrease by approximately $50 million from the level at December 31, 2008, due primarily to increases in the discount rate.  Additionally, the Company expects its pension expense for the remainder of 2009 to be reduced by approximately $4 million, such that pension expense is expected to be $25 million to $30 million for all of 2009, rather than the previous expectation of $30 million to $35 million.  In addition, these actions are not expected to impact the Company's planned cash contributions to its U.S. pension plans or savings plans for 2009.

Forward-Looking Statements

Statements made in this Form 8-K, which are not historical facts, including statements about the Company's expectations and estimates regarding the impact of its pension plans amendments, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the filing of this Form 8-K. Such forward-looking statements include, without limitation, the Company's expectations and estimates regarding: (i) its pension benefit obligation for its U.S. pension plans decreasing by approximately $50 million from the level at December 31, 2008, due primarily to increases in the discount rate; (ii) its pension expense for the remainder of 2009 reducing by approximately $4 million, such that pension expense is expected to be $25 million to $30 million for all of 2009, rather than the previous expectation of $30 million to $35 million; and (iii) the actions announced are not expected to impact its planned cash contributions to its U.S. pension plans or savings plans for 2009. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in our filings with the SEC, including, without limitation, our 2008 Annual Report on Form 10-K filed with the SEC in February 2009 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2009 (which may be viewed on the SEC's website at http://www.sec.gov or on Revlon's website at http://www.revloninc.com), as well as reasons including lower than expected returns on pension plan assets and/or lower discount rates, which could result in higher than expected pension expense and/or cash contributions and/or a more than expected adverse impact on the Company’s financial results and/or financial condition. Factors other than those listed above could also cause the Company's estimates to differ materially from the expected estimates. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Revlon's websites or other websites referenced in this Form 8-K shall not be incorporated by reference into this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

	By:	/s/ Robert K. Kretzman
Robert K. Kretzman
Executive Vice President, Chief Legal
Officer, General Counsel and Secretary

Date: May 28, 2009